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                                                           EXHIBIT 10.2


                   SPLIT-DOLLAR LIFE INSURANCE
                            AGREEMENT


THIS AGREEMENT is made as of the 22nd day of June, 1994, by and between Rayonier, Inc. (the "Employer") and Ronald M. Gross (the "Subowner").

                        R E C I T A L S:

     A. The Employer is a corporation duly organized and validly existing under the laws of the state of its incorporation.

     B. Ronald M. Gross (the "Employee") is a valued and trusted employee of the Employer.

     C. In consideration of the faithful performance of services by the Employee for the Employer, the Employer wishes to benefit the Employee by entering into a split-dollar life insurance arrangement in accordance with the terms and conditions of this Agreement.

     D. The split-dollar arrangement provided for in this Agreement, which the parties intend to satisfy the requirements of Rev. Rul. 64-328, 1964-2 C.B. 11, relates to life insurance policy number 6101942 (the "Policy") to be issued by Connecticut Mutual Life Insurance Company or one of its subsidiaries (the "Insurer") on the life of the Employee to be owned by the Employer subject to an endorsement in favor of the Subowner.

     NOW, THEREFORE, the parties mutually agree as follows:

     1.   Acquisition of Policy.   The parties shall cooperate in applying
          for and obtaining the Policy. The Policy shall be issued to the Employer as owner with an endorsement granting to the Subowner the rights described in Article 4 below.

     2. Payment of Premiums. The Employer shall pay all of the premiums due on the Policy.

     3.   Employer's Interest in Policy.
          A. Employer's Interest. In consideration of the Employer's premium payments under the split-dollar arrangement, the Employer's Interest in the Policy shall at all times equal the amount determined in accordance with the following provisions. The Employer shall be entitled to recover the Employer's Interest in the Policy in accordance with the terms
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               and conditions of this Agreement.  In no event, however, shall the Insurer be obligated to pay any amounts in excess of its obligations under the terms of the Policy.
          B. Termination of Agreement. Upon the termination of this Agreement, the Employer's Interest in the Policy shall be an amount equal to the Cash Surrender Value (as hereinafter defined) at such time.
          C. Death of Insured. Upon the death of the Insured, the Employer's Interest in the Policy shall be an amount equal to the greater of Aggregate Premiums Paid or the Cash Surrender Value at such time.
          D.   Definitions.  For purposes of this Agreement:
             (i) The Cash Surrender Value of the Policy at any time equals at such time the cash value set forth in the Policy's table of values; plus the cash value of any paid-up additions; plus the cash value of any Additional Insurance Coverage; plus any dividend accumulations and unpaid dividends; less any policy loans to the Employer and accrued interest thereon at such time.
            (ii) The Aggregate Premiums Paid at any time equal at such time the cumulative premiums paid by the Employer under the Policy reduced by the amount of any policy dividends or interest thereon paid in cash to the Employer or used to reduce or offset such premiums; less any policy loans to the Employer and accrued interest thereon at such time;
                  less any amounts received by the Employer from the Employee or the Subowner for the economic benefit under the split-dollar arrangement; provided, however, that Aggregate Premiums Paid shall not include premiums for any extr a benefit riders or agreements other than those providing additional life insurance coverage on the insured and shall not include premiums waived pursuant to the terms of any disability waiver of premiums rider.

     4.   Rights in the Policy.
          A. Subowner's Rights. Until the retirement of the Employee, the Subowner shall be entitled to designate the beneficiary and elect a settlement option, and to change such designations or elections at any time and from time to time, with respect to that portion of the death proceeds, if any, in excess of the Employer's Interest in the Policy (as determined under Article
               3 above). The Policy shall contain an endorsement (the "Endorsement"), in a form acceptable to the parties and the Insurer, granting the Subowner such rights. After the retirement of the Employee, the Subowner shall have no rights in the Policy.
          B. Employer's Rights. Except for those rights granted to the Subowner in the Endorsement, the Employer shall have all of the rights of the owner under the Policy and the Employer
               shall be entitled to exercise all of such rights, options and privileges without the consent of the Subowner; provided, however, the Employer agrees not to exercise the right to surrender the Policy except following a Termination Event and in compliance with the provisions of Article 6 below.
          C.   Conflict.  As between the parties hereto, in the event of any conflict between the terms of the Endorsement and this
               Agreement, the terms of this Agreement shall prevail.  The
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               Insurer shall be bound, however, only by the terms of the
               Policy and any endorsements thereto.

     5. Death of the Employee. In the event of the Employee's death while this Agreement is in force:
          A. Employer's Recovery. The Employer shall be entitled to recover out of the proceeds of the Policy an amount equal to the Employer's Interest in the Policy as determined under Article
               3 above.
          B. Beneficiary's Recovery. That portion of the proceeds of the Policy, if any, in excess of the Employer's Interest in the Policy shall be paid to the beneficiary designated by the Subowner under the Policy.
          C. Collection of Death Proceeds. Promptly following the Employee's death, the parties shall cooperate in the filing of a death claim in accordance with the Insurer's claims procedures and shall request distribution to the Employer of the Employer's Interest in the Policy and the balance of the death proceeds, if any, shall be paid by the Insurer to the beneficiary designated by the Subowner under the Policy.

     6.   Termination of Agreement.
          A. Termination Events. Subject to fulfillment of the obligations arising upon termination hereinafter set forth, this Agreement shall terminate on the first to occur of the following events (each referred to herein as a "Termination Event"):
             (i) Delivery of written notice of termination of this Agreement by the Employer to the Subowner.
            (ii) Delivery of written notice of termination of this Agreement by the Subowner to the Employer.
           (iii) Termination of the Employee's employment with the Employer for any reason, by either the Employer or the Employee, with or without cause.
           (iv) The retirement of the Employee from employment with the Employer.
          B.   Disposition of Policy Following a Termination Event.
               Following a Termination Event, the Employer shall be entitled to surrender the Policy or to remove the Endorsement from the Policy and thereafter to deal with the Policy as the Employer sees fit. The Subowner hereby authorizes the Employer to act on the Subowner's behalf to sign all documents and to take any other action required by the Insurer to remove the Endorsement following a Termination Event. The Insurer shall be entitled to rely on the Employer's authority upon submission by the Employer of a photocopy of this signed Agreement.

     7. Provisions Regarding the Insurer. The parties acknowledge and agree as follows:
          A.   Bound Only by Policy.  The Insurer shall be bound only by the provisions of the Policy and any endorsement thereto.
          B.   Discharge.  Any payment made or actions taken by the Insurer in accordance with the provisions of the Policy and any
               endorsement thereto shall fully discharge the Insurer from all claims, suits and demands of all persons whatsoever.
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          C.   Insurer Not a Party.  The Insurer shall not be deemed a party to, or to have notice of, this Agreement or the provisions hereof and shall have no obligation to see to the performance of the obligations of the parties hereunder.

     8. Special Provisions. In compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, the parties hereby confirm:
          A. Named Fiduciary. The Employer is the named fiduciary of the split-dollar life insurance plan of which this Agreement is the written instrument.
          B. Funding. The funding policy of the split-dollar life insurance plan is that the Employer will pay that portion of the premiums under the Policy required under Article 2 above.
          C. ERISA Claims Procedures. The following claims procedure shall be utilized:
             (i) The claimant shall file a claim for benefits by notifying the Employer in writing. If the claim is wholly or partially denied, the Employer shall provide a written notice within ninety (90) days specifying the reason for the denial, the provisions of this Agreement on which the denial is based, and additional material or information, if any, necessary for the claimant to receive benefits. Such written notice shall also indicate the steps to be taken by the claimant if a review of the denial is desired.
            (ii) If a claim is denied and a review is desired, the claimant shall notify the Employer in writing within sixty (60) days after receipt of written notice of a denial of a claim. In requesting a review, the claimant may review plan documents and submit any written issues and comments the claimant feels are appropriate. The Employer shall then review the claim and provide a written decision within sixty (60) days of receipt of a request for a review. This decision shall state the specific reasons for the decision and shall include references to specific provisions of this Agreement, if any, upon which the decision is based.
           (iii) In no event shall the Employer's liability under this Agreement exceed the amount of proceeds from the Policy.

     9. Disability Benefit Rider. The parties may, by mutual agreement, add an agreement or rider to the Policy providing for the waiver of premiums in the event of the insured's disability. Any additional premium attributable to such agreement or rider shall be payable by the Employer.

     10. Amendment. This Agreement may be altered, amended or modified, including the addition of any extra policy provisions, but only by a written instrument signed by all of the parties.

     11. Assignment. A party may assign such party's interests and obligations under this Agreement at any time subject to the terms and conditions of this Agreement.
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     12.  Governing Law.  This Agreement shall be governed by the laws of the State of Connecticut.

     13. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. Any and all prior agreements or understandings with respect to such matters are hereby superseded.

     IN WITNESS WHEREOF, the parties have signed and sealed this Agreement as of the day and year first above written.


                              RAYONIER, INC.


                              By:  /s/ JOHN P. O'GRADY
                                       ---------------





                                   /s/ RONALD M. GROSS
                                       ---------------
                                       Ronald M. Gross